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                            COMMTEL SERVICES LTD.

December 22, 1999

Telecom Wireless Corporation
5299 DTC Boulevard, 12th Fl.
Englewood, Colorado 80111

Attention: Dr. James C. Roberts
                CEO and Chairman

      Settlement Agreement Regarding Bridge Loans Between
      Commtel Services Ltd. and Telecom Wireless Corporation
      ------------------------------------------------------

Dear Jim:

      WHEREAS Telecom Wireless Corporation (the "Company"), Commtel Services Ltd. ("Commtel") and Dr. James Roberts ("Roberts") entered into a series of agreements relating to Bridge Loans made by Commtel to the Company;

      WHEREAS, pursuant to a note and bridge loan agreement between the Company and Commtel, each dated September 1, 1999 ("Note I" and "Bridge Loan Agreement I", respectively), Commtel provided the Company with a bridge loan in the amount of $125,000;

      WHEREAS, pursuant to a note and bridge loan agreement between the Company and Commtel, each dated September 23, 1999 ("Note II" and "Bridge Loan Agreement II", respectively), Commtel provided the Company with an additional bridge loan in the amount of $250,000;

      WHEREAS, certain obligations under Note I and Bridge Loan Agreement I were guaranteed by Roberts pursuant to a form of guaranty dated September 1, 1999 (the "Guaranty") between Roberts, Commtel and other bridge lenders;

      The parties hereto agree in consideration of the mutual covenants set forth herein to modify and amend Note I, Bridge Loan Agreement I, Note II, Bridge Loan Agreement II and the Guaranty as follows:

     1. As full performance for its obligations under Note I, Bridge Loan Agreement I, Note II, and Bridge Loan Agreement II the Company hereby agrees to issue, and Commtel hereby agrees to accept, 400,000 shares of common stock of the Company in the name of "Commtel Services Ltd" issued as of the date hereof (exclusive of the 100,000 shares described in the next sentence, the "Common Stock"). The Company agrees to deliver such 400,000 shares of common stock, as well as the 100,000 shares of common stock due from the Company to Commtel pursuant to an agreement between them dated September 1, 1999 as soon as practicable, but in no event later than January 7, 2000 to Prudential Securities, attn: Gerald Malinow, 625 Madison


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          Ave., 10th Fl., NY, NY 10022.

          The Company agrees to register the Common Stock for resale on or before June 30, 2000. The Common Stock shall bear a legend reflecting that such Common Stock shall be restricted from resale into the public market through and until June 30, 2000. These restrictions shall not apply to the 100,000 shares of common stock which bear no such restrictions and which are currently being registered by the Company.

     2. In exchange for the issuance and delivery of the Common Stock by the Company, Commtel hereby accepts such issance and delivery as full satisfaction of the Company's obligations under Note I, Bridge Loan Agreement I, Note II, and Bridge Loan Agreement II. Specifically, INTER ALIA, the Company shall no longer have any obligation to pay principal and interest to Commtel or to issue warrants to Commtel in accordance with th terms of Note I, Bridge Loan Agreement I, Note II, and Bridge Loan Agreement II. Commtel hereby agrees to execute, in goo faith, any additional documentation which the Company deems necessary to release all obligations due from the Company to Commtel under Note I, Bridge Loan Agreement I, Note II and Bridge Loan Agreement II.

     3. In addition, Commvest hereby releases all obligations due to it under the Guaranty. Commtel hereby agrees execute, in good faith, any additional documentation which Roberts deems necessary to release all obligations due from Roberts to Commtel under the Guaranty.

     4. The provisions of this Agreement and shall bind the successors, acquirors and assigns of the parties thereto.

Except for the modifications and amendments to the September 1st Agreement set forth herein, the September 1st Agreement shall remain in full force and affect pursuant to its terms.

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This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be any original, and such counterparts shall together constitute but one and the same instrument. Faxed signatures shall have the same effect of original signatures with respect to this Agreement.

      IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first above written.

TELECOM WIRELESS CORPORATION

By: /s/ Calvin D. Smiley
    -----------------------------
    Name: Calvin D. Smiley
         ------------------------
    Title: President
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COMMTEL SERVICES LTD.

By:
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    Name:
         ------------------------
    Title:
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By:     /s/ James Roberts
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        Dr. James Roberts